EXHIBIT 10.46
                                  EXHIBIT XI-B

              [FORM OF LLC MEMBERSHIP INTEREST SECURITY AGREEMENT]

                   LLC MEMBERSHIP INTEREST SECURITY AGREEMENT



                   This LLC MEMBERSHIP INTEREST SECURITY AGREEMENT (this "Agreement") is dated as of August 25, 1995 and entered into by and between __________________________________ , a Nevada corporation ("Grantor"), and FIRST
INTERSTATE BANK OF NEVADA, N.A. ("FIB"), as administrative agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement (as hereinafter defined).


                             PRELIMINARY STATEMENTS

                 A. Grantor is a party to that certain Operating Agreement, dated April 1, 1995 (as amended to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, the "LLC Agreement"), and Grantor is a member of Players Riverboat, LLC, a Louisiana limited liability company formed pursuant thereto ("Company");

                 B. Secured Party, Lenders, FIB and Bankers Trust Company, as Managing Agents, and FIB and BT Securities Corporation, as Co-Arrangers, have entered into a Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Players International, Inc., a Nevada corporation ("Players") that owns all of the outstanding capital stock of Grantor, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Players.

                 C. Grantor has executed and delivered a Guaranty dated as of even date herewith (said Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Guaranty") in favor of Secured Party for the benefit of Lenders, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Players under the Credit Agreement.

                 D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit and to issue the Standby Letters of Credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

               SECTION 1. Grant of Security. Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following (the "Collateral"):

                (a) all of Grantor's right, title and interest as a member in Company, whether now owned or hereafter acquired, including without limitation all of Grantor's right, title and interest in, to and under the LLC Agreement (including without limitation Grantor's right to vote and to manage and administer the business of Company), together with all other rights, interests, claims and other property of Grantor in any manner arising out of or relating to its membership interest in Company, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation, all of the rights of Grantor as a member: (i) to (x) receive money due and to become due (including without limitation dividends, distributions, interest, income from Company properties and operations, proceeds of sale of Company assets and returns of capital) under or pursuant to the LLC Agreement, (y) receive payments upon termination of the LLC Agreement, and (z) receive any other payments or distributions, whether cash or noncash, in respect of Grantor's membership interest evidenced by the LLC Agreement; (ii) in and with respect to claims and causes of action arising out of or relating to Company; and (iii) to have access to Company's books and records and to other information concerning or affecting Company;

                 (b) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                 (c) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            SECTION 2. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of



                                     XI-B-2

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the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
ss.362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Guaranty and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "Secured Obligations").

                 SECTION 3. No Assumption. Notwithstanding any of the foregoing, this Agreement shall not in any way be deemed to obligate Secured Party, any Lender or any purchaser at a foreclosure sale under this Agreement to assume any of Grantor's obligations, duties, expenses or liabilities under the LLC Agreement (including without limitation Grantor's obligations as a member for the debts and obligations of Company and to manage the business and affairs of Company) or under any and all other agreements now existing or hereafter drafted or executed (collectively, the "Grantor Obligations") unless Secured Party, any Lender or any such purchaser otherwise expressly agrees to assume any or all of said Grantor Obligations in writing. In the event of foreclosure by Secured Party on behalf of Lenders, Grantor shall remain bound and obligated to perform the Grantor Obligations and neither Secured Party nor any Lender shall be deemed to have assumed any of such Grantor Obligations except as provided in the preceding sentence. Without limiting the generality of the foregoing, neither the grant of the security interest in the Collateral in favor of Secured Party as provided herein nor the exercise by Secured Party of any of its rights hereunder nor any action by Secured Party in connection with a foreclosure on the Collateral shall be deemed to constitute Secured Party or any Lender a member of Company; provided, however, that in the event Secured Party or any purchaser of Collateral at a foreclosure sale elects to become a substituted member of Company in place of Grantor, Secured Party or such purchaser, as the case may be, shall adopt in writing the LLC Agreement and agree to be bound by the terms and provisions thereof.

                SECTION 4. Representations and Warranties. Grantor represents and warrants as follows:

               (a) Membership Interests in Company. Schedule A annexed hereto correctly sets forth the membership interests of all members of Company as of the Closing Date. The membership interests described in Schedule A annexed hereto together constitute 100% of the membership interests in Company.



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




                    (b) LLC Agreement. The LLC Agreement, a true and complete copy of which has been furnished to Secured Party, has been duly authorized, executed and delivered by Grantor and is in full force and effect and has not been amended or modified except as disclosed in writing to Secured Party. No default by Grantor exists under the LLC Agreement and no event has occurred or exists which, with notice or lapse of time or both, would constitute a default by Grantor thereunder. No default by any other member exists under the LLC Agreement and no event has occurred or exists which, with notice or lapse of time or both, would constitute a default by any other member thereunder.

                    (c) Ownership of Collateral. Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien except for the security interest created by this Agreement and any Liens permitted pursuant to
Section 7.2 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office except such as may have been filed in favor of Secured Party relating to this Agreement.

                    (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Collateral is, and has been for the four month period preceding the date hereof, located at ___________________________________.
Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name).

                    (e) Consents or Governmental Authorizations. No consent of any other Person (including without limitation any other member of Company or any creditor of Grantor), and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except (x) authorization from any Gaming Authorities for the exercise by Secured Party of certain of its rights and remedies hereunder, (y) the filing of Uniform Commercial Code financing statements with the Secretary of State of Nevada and the Clerk of Court of any Louisiana parish (or recorder of mortgages for Orleans Parish) and (z) as has been previously taken by or at the direction of Grantor).

                    (f) Perfection. This Agreement creates a valid and enforceable security interest in the Collateral, securing the payment of the Secured Obligations. Upon the filing of UCC-1 financing statements with the Secretary of State of Nevada and the Clerk of Court of any Louisiana parish (or recorder of mortgages for Orleans Parish), Secured Party shall also have a perfected and first priority security interest in the Collateral, subject only to Permitted Encumbrances, securing the payment of the Secured Obligations.




                                     XI-B-4

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                    (g) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all respects.

                    SECTION 5. Further Assurances.

                    (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral and to preserve, protect and maintain the Collateral and the value thereof. Without limiting the generality of the foregoing, Grantor will:
(i) at the reasonable request of Secured Party, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, and (iii) at the reasonable request of Secured Party, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

                    (b) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                    (c) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

                    SECTION 6. Certain Covenants of Grantor. Grantor shall:

                    (a) not (i) cancel or terminate the LLC Agreement or consent to or accept any cancellation or termination thereof, (ii) sell, assign (by operation of law or otherwise) or otherwise dispose of any part of its membership interest in Company, (iii) amend, supplement or otherwise modify the LLC Agreement (as in effect on the date hereof) except as otherwise permitted pursuant to the Credit Agreement, (iv) waive any default under or breach of the LLC Agreement or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, howsoever arising, under or in respect of the LLC Agreement or vary or agree to




                                     XI-B-5

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the variation in any respect of any of the provisions of the LLC Agreement or of the performance of any other Person under the LLC Agreement, or (v) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend the LLC Agreement or to amend or modify the LLC Agreement;

                    (b) at its expense (i) perform and comply in all material respects with all terms and provisions of the LLC Agreement required to be performed or complied with by it, (ii) maintain the LLC Agreement in full force and effect, (iii) enforce the LLC Agreement in accordance with its terms, and
(iv) take all such action to that end as from time to time may be reasonably requested by Secured Party;

                    (c) not create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person, except for the security interest created by this Agreement and any Lien permitted pursuant to Section 7.2 of the Credit Agreement;

                    (d) not permit Company to enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

                    (e) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days of such change;

                    (f) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Collateral; and

                    (g) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.

                    SECTION 7. Voting Rights; Profits, Interest and Dividends.

                    (a) So long as no Event of Default shall have occurred and be continuing:

                    (i) Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof (including without limitation rights of approval arising under the LLC Agreement and the right to manage and administer the business of Company) for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that Grantor



                                     XI-B-6

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         shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; and provided, further, that Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall not be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 7(a)(i) and no notice of any such voting or consent need be given to Secured Party;

                       (ii) Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all payments, including but not limited to profits, dividends and other distributions, paid in respect of the Collateral; provided, however, that any and all profits, dividends, and other distributions paid or payable other than in cash in respect of any Collateral, shall be, and shall forthwith be delivered to Secured Party to hold as, Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Grantor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with all necessary endorsements); and

                        (iii) Secured Party shall execute and deliver (or cause to be executed and delivered) to Grantor all such proxies and other instruments as Grantor may from time to time reasonably request for the purpose of enabling Grantor to exercise the voting and other consensual rights that it is entitled to exercise pursuant to Section 7(a)(i) and to receive the profits, dividends and other distributions that it is authorized to receive and retain pursuant to Section 7(a)(ii).

                    (b) Upon the occurrence and during the continuation of an Event of Default:

                    (i) upon written notice from Secured Party to Grantor, any or all rights of Grantor to exercise the voting and other consensual rights, and the rights to manage and administer the business and affairs of Company, that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights (or such of those rights as Secured Party may have elected) shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

                    (ii) all rights of Grantor to receive any and all payments under or in connection with the LLC Agreement, including but not limited to the profits, dividends, and other distributions which it would otherwise be authorized to receive and retain pursuant to
         Section 7(a)(ii), shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold such payments as Collateral; and





                                     XI-B-7

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                      (iii) all payments which are received by Grantor contrary
         to the provisions of Section 7(b)(ii) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

                    SECTION 8. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                    (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                    (b) to receive, endorse and collect all instruments made payable to Grantor representing any payment of profits, dividends or any other distribution in respect of any of the Collateral;

                    (c) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; and

                    (d) to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

                    SECTION 9. Secured Party May Perform. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 13 hereof.

                    SECTION 10. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of a similar nature.





                                     XI-B-8

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          SECTION 11. Remedies.

          (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (or, in the case of Louisiana, the Louisiana Commercial Laws - Secured Transactions (Louisiana Revised Statutes, Title 10, Chapter 9))(the "Code") (whether or not the Code applies to the affected Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

          (b) Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for




                                     XI-B-9

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their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit Company to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if Company would, or should, agree to so register it.

          (c) If Secured Party determines to exercise its right to sell any or all of the Collateral, upon written request, Grantor shall and shall cause Company from time to time to furnish to Secured Party all such information as Secured Party may reasonably request in order to determine the number and nature of the interests included in the Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          (d) Further, as to all Collateral now or hereafter located in the State of Louisiana, or as to which the laws of the State of Louisiana may now be or hereafter become applicable, Grantor hereby acknowledges the Secured Obligations, whether now existing or to arise hereafter, and confesses judgment thereon if the Secured Obligations are not paid at maturity, and does by these presents consent, agree and stipulate that if any portion of the Secured obligations is not promptly and fully paid when due, or if there should occur an Event of Default, the Secured Obligations shall, at the option of the Secured Party become immediately due and payable and it shall be lawful for the Secured Party, without making a demand and without notice or putting in default, the same being hereby expressly waived, to cause all and singular the Collateral to be seized and sold by executory process, without appraisement (appraisement being hereby expressly waived), either in its entirety or in lots or parcels, as the Secured Party may determine, to the highest bidder for cash, or on such terms as plaintiff in such proceedings may direct.

          Grantor hereby expressly waives: (a) the benefit of appraisement, as provided in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same; (b) the demand and three (3) days delays accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure; (c) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure; (d) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure; and (e) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure, and the benefit of any other Articles or laws relating to rights of appraisement, notice, or delay not specifically mentioned above; and Grantor expressly agrees to the immediate seizure of the Collateral in the event of suit herein. Further, Grantor acknowledges that Secured Party shall have all rights to appointment of a keeper in connection with any action to foreclose the lien



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hereof, all in accordance with Louisiana Revised Statutes 9:5136 et seq. The compensation of the keeper is hereby fixed at 1% of the amount due or sued for or claimed or sought to be protected or enforced, and shall constitute a portion of the Secured Obligations secured by the lien hereof.

          SECTION 12. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                 FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with
         Section 13;

                 SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) in such order as Secured Party shall elect; and

                 THIRD: To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 13. Indemnity and Expenses.

          (a) Grantor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iii) the failure by Grantor to perform or observe any of the provisions hereof.





                                    XI-B-11

          SECTION 14. Regulatory Matters. Grantor and Secured Party acknowledge and agree that:

          (a) The terms and provisions of this Agreement and the rights and obligations created hereunder shall be subject to compliance with all applicable Gaming Laws.

          (b) Without limiting the generality of the foregoing, all required prior approvals under applicable Gaming Laws will be obtained in connection with Secured Party's exercise of any of the remedies set forth in Section 11 upon the occurrence of an Event of Default including, without limitation, any separate prior approvals required in connection with the sale, transfer or other disposition of the Collateral; and

          (c) Grantor agrees to assist Secured Party in obtaining all approvals of the Gaming Authorities or any other Governmental Authority that are required by law for or in connection with any action or transaction contemplated by this Agreement and, at Secured Party's reasonable request upon the occurrence and during the continuation of an Event of Default, to prepare, sign and file with the appropriate Gaming Authorities the transferor's portion of any application or applications for consent to the transfer of control thereof necessary or appropriate under applicable Gaming Laws for approval of any sale or transfer of the Collateral pursuant to the exercise of Secured Party's remedies under
Section 11.

          SECTION 15. Continuing Security Interest; Transfer of Loans. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

          SECTION 16. Secured Party as Agent.

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or



                                    XI-B-12
refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

          (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of such successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          SECTION 17. Amendments; Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 18. Notices. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 19. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or



                                    XI-B-13
privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 20. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 21. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 22. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEVADA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of Nevada are used herein as therein defined.

          SECTION 23. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address provided in Section 18, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Grantor in the courts of any other jurisdiction.




                                    XI-B-14

          SECTION 24. Waiver of Jury Trial. GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 25. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]



                                    XI-B-15

          IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                      PLAYERS RIVERBOAT MANAGEMENT, INC.,
                                      as Grantor


                                      By: ____________________________________
                                      Title: _________________________________

                                      Notice Address:

                                           c/o Players International, Inc.
                                           3900 Paradise Road, Suite 135
                                           Las Vegas, Nevada  89109
                                           Attention:  President and Chief
                                                 Financial Officer

                                      With copies to:

                                           c/o Players International, Inc.
                                           3900 Paradise Road, Suite 135
                                           Las Vegas, Nevada  89109
                                           Attention:  Chief Financial Officer

                                           c/o Players International, Inc.
                                           3900 Paradise Road, Suite 135
                                           Las Vegas, Nevada  89109
                                           Attention:  General Counsel


                                       FIRST INTERSTATE BANK OF NEVADA, N.A.,
                                       as Secured Party



                                       By: ____________________________________
                                       Title: __________________________________

                                       Notice Address:

                                          3800 Howard Hughes Parkway, Suite 400
                                          Las Vegas, Nevada  89109
                                          Attention: Steve Byrne

                                   SCHEDULE A


                              Membership Interests



Member                                                         Percentage Interest
------                                                         -------------------

Players Riverboat, Inc.                                               99%
Players Riverboat Management, Inc.                                    1%
